UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01	Entry Into a Material Definitive Agreement.

On June 20, 2007, Alesco Financial Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets Corporation (the “Underwriter”), relating to the issuance and sale of 8,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable within 30 days after June 20, 2007, to purchase up to an additional 1,200,000 shares of Common Stock to cover over-allotments, if any. The public offering price was $9.25 per share. The closing of the offering, which is subject to customary closing conditions, is expected to occur on June 25, 2007. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 1.1	Underwriting Agreement, dated June 20, 2007, by and between Alesco Financial Inc. and RBC Capital Markets Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALESCO FINANCIAL INC.

Date: June 22, 2007	By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer

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Exhibit Index

Exhibit 1.1	Underwriting Agreement, dated June 20, 2007, by and between Alesco Financial Inc. and RBC Capital Markets Corporation.

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